Exhibit 99.1

Montpelier Announces Formation of Lloyd’s Managing Agent

HAMILTON, Bermuda—(BUSINESS WIRE)—

Montpelier Re Holdings Ltd. (NYSE: MRH) announced today that it has received approval from the Financial Services Authority and Lloyd’s to establish a wholly-owned Lloyd’s Managing Agent subsidiary, Montpelier Underwriting Agencies Limited (“MUA”), which will assume the management of Montpelier Syndicate 5151 for the 2009 Underwriting Year of Account with effect from 1st January 2009.

Syndicate 5151, which underwrites a book of non-marine property and engineering classes and a limited amount of specialty casualty business sourced from the London, U.S. and European markets, began trading on 1st July 2007, under the management of Spectrum Syndicate Management Limited.

Giuseppe Perdoni has been appointed Managing Director of MUA, and Peter Rand has been appointed Director of Underwriting. John Goldsmith and Terry O’Neill have been appointed independent Non-Executive Directors.

Richard Chattock, active underwriter of Syndicate 5151 since its inception, also joins the board, along with Mike Paquette, Chief Financial Officer of Montpelier, who has been appointed Finance Director.. Chris Harris, President and Chief Executive Officer of Montpelier, and Nicholas Newman-Young, former Managing Director of Montpelier Marketing Services (UK) Limited, become Non-Executive Directors while Tom Busher, Deputy Chairman of Montpelier and Head of European Operations, assumes the role of Chairman.

Montpelier Chairman, Anthony Taylor, said: “The establishment of our own Lloyd’s Managing Agency begins a new chapter in the development of our international platform.”

Montpelier Re Holdings Ltd., through its operating subsidiaries in Bermuda and the U.S. and in its Lloyd’s syndicate in the UK is a premier provider of global property and casualty reinsurance and insurance products. Additional information can be found in Montpelier’s public filings with the Securities and Exchange Commission.

Notes for Editors:

Giuseppe Perdoni (ACA ACII)

Giuseppe Perdoni is a Chartered Accountant and was formerly Company Secretary of Advent Capital (Holdings) PLC, an AIM admitted company, and the Director of Advent Underwriting Limited responsible for Compliance, Risk Management and Internal Audit.

Peter Rand

Peter Rand was formerly a Non-Executive Director and independent Peer Reviewer of Argenta Syndicate Management Limited and served as Non-Executive Chairman between 2004 and 2005.  Peter was formerly the Active Underwriter of Mitsui Sumitomo Syndicate 3210 and the International Property Reinsurance Underwriter at the Jago Managing Agency and a Director of DP Mann Underwriting Agencies Ltd.

John Goldsmith

John Goldsmith was Chairman of Denis M Clayton & Co Ltd (Towers Perrin Claytons) and Clayton Group Ltd, a London insurance and reinsurance broking operation which now forms part of the Reinsurance business of Towers Perrin, until his retirement on 30 September 2007.

He was also a director of The Griffin Insurance Association Ltd, a UK insurer of professional indemnity risks of a selected group of insurance broking firms, and served on the London Market Brokers’ Committee (LMBC) and was Chairman of the Brokers’ Reinsurance Committee, a sub committee reporting to the LMBC, also until his retirement.

John is also a Non-Executive Director of THB Group PLC and Lloyd’s Managing Agency Cathedral Underwriting Ltd.

Terry O’Neill

Terry O’Neill is a Consultant in the Insurance and Reinsurance practice of the London office of Clifford Chance.  He was a partner with the firm from 1980 to 2007. He has worked on all aspects of insurance and reinsurance and many major issues which have affected the market.  He became a Solicitor Advocate in 1994.  He is the joint author, with Jan Woloniecki, of The Law of Reinsurance (2nd Edition, 2004, published by Thomson Sweet & Maxwell). In 2006 he became a non executive director of Arthur J Gallagher (UK) Limited where he chairs the Risk Management and Compliance Committee and sits on the Audit Committee. He is a member of the City of London Law Society Insurance Committee.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Montpelier Re may from time to time make, written or oral “forward-looking” statements within the meaning of the United States (the “U.S.”) federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. All forward-looking statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside the Company’s control, that could cause actual results to differ materially from such statements. See “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plan of our new insurance and reinsurance initiatives effectively, including the integration of those operations into our existing operations; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices. These and other events that could cause actual results to differ are discussed in detail in “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2007, which we have filed with the Securities and Exchange Commission.

Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Source: Montpelier Re Holdings Ltd.